Exhibit 99.1

FOR IMMEDIATE RELEASE

May 5, 2016

Snyder’s-Lance Declares Regular Quarterly Dividend

CHARLOTTE, NC, May 5, 2016 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) announced today that the Company’s Board of Directors has declared a regular cash dividend on the Company’s common stock of $0.16 per share, payable May 27, 2016, to shareholders of record at the close of business May 19, 2016.

About Snyder’s-Lance, Inc.

Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio, California, Oregon, Iowa, Wisconsin, and the United Kingdom. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, Kettle®, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Diamond of California®, Late July®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart SnacksTM, O-Ke-Doke®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate website: www.snyderslance.com

Investor Contact

Kevin Powers, Senior Director, Investor Relations

Kpowers@snyderslance.com, (704) 557-8279